EXHIBIT 5.1

CONRAD C. LYSIAK

Attorney and Counselor at Law

601 West First Avenue

Suite 503

Spokane, Washington   99201

(509) 624-1478

FAX (509) 747-1770

EMAIL: CCLYSIAK@QWEST.NET

May 18, 2006

Securities and Exchange Commission

100 F Street Avenue N.E.

Washington, D. C.   20549

RE:      Find The World Interactive Inc.

Gentlemen:

I have acted as special counsel for Find The World Interactive Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form SB-2 (the “Registration Statement”) pursuant to the United States Securities Act of 1933, as amended (the “Act”) filed with the Securities and Exchange Commission (the “SEC”) with respect to a proposed public offering by certain shareholders of 1,824,490 common shares,  $0.001 par value per share,  of the Company’s common stock  (the “Shares”) at an offering price of $0.01 per share.

You have asked me to render my opinion as to the matters hereinafter set forth herein.

I have examined originals and copies, certified or otherwise identified to my satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the company, and other documents as I have deemed necessary as a basis for this opinion.  In my examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies.  I have, when relevant facts material to my opinion were not independently established by me, relied to the extent I deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

Securities and Exchange Commission

RE:  Find The World Interactive Inc.

May 18, 2006

 Based upon and subject to the foregoing, I am of the opinion that insofar as the laws of Delaware are concerned:

1.

The Company is a corporation duly organized and validly existing under the laws of Delaware including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

2.

The Shares to be sold as described in the Registration Statement have been duly authorized and legally issued as fully paid and non-assessable shares under the laws of Delaware including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and to the use of my firm name wherever appearing in the Registration Statement.

Yours truly,

CONRAD C. LYSIAK

Conrad C. Lysiak